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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Registration No. 333-106851) of Alcan Inc. of our report dated January 29, 2003, except as to Note 1 ("Restatement") for which the date is October 24, 2003, relating to the financial statements which appear in Pechiney's Annual Report on Form 20-F for the year ended December 31, 2002, as amended. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers Audit



Paris, France


October 24, 2003